EXHIBIT 10.5

                         PRINCIPAL EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), effective May 24, 2002 ("Effective Date"), is made between, a CANONLINE GLOBAL MEDIA, INC. (USA), a Washington corporation ("Employer"), and ANTHONY J. ALDA ("Principal").

                                    RECITALS

     A. Employer is in the business (the "Business") of software development, digital media communications, and the development and operation of Internet websites and services.

B. On May 24, 2002 the Principal was appointed as a Director of the Employer.

C. Employer desires to obtain the services of Principal as its Chairman of the Board of Directors (the "Board") and Chief Software Architect, in which capacity Principal has access to Employer's Confidential Information (as hereinafter defined), and to obtain assurance that Principal will protect Employer's Confidential Information and will not compete with Employer or solicit its customers or its other Principals during the term of employment and for a reasonable period of time after termination of employment pursuant to this Agreement, and Principal is willing to agree to these terms.

D. Principal desires to be assured of the salary, bonus opportunity and other benefits provided for in this Agreement and, as additional consideration, to obtain the stock options that Employer is willing to grant.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                  I. EMPLOYMENT

     . Employer hereby employs Principal, and Principal agrees to be employed as Chairman of the Board of Directors (the "Board") and Chief Software
Architect. Principal will report directly to the Board of Directors of Employer. Changes may be made from time to time by Employer in its sole discretion to the duties, reporting relationships and title of Principal. Principal will devote full time and attention to achieving the purposes and discharging the responsibilities indicated on Exhibit A to this Agreement. Principal will comply with all rules, policies and procedures of Employer as modified from time to time, including without limitation, rules and procedures set forth in the Employer's Principal handbook, supervisor's manuals and operating manuals. Principal will perform all of Principal's responsibilities in compliance with all applicable laws and will ensure that the operations that Principal manages are in compliance with all applicable laws. During Principal's employment, Principal will not engage in any other business activity which, in the reasonable judgment of the Chairman of Employer, conflicts with the duties of Principal under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

                             II. TERM OF EMPLOYMENT

     . The term of employment ("Term") will not be for a definite period, but rather continue indefinitely until terminated in accordance with the terms and conditions of this Agreement.

                       III. COMPENSATION AND STOCK OPTIONS

     . For the duration of Principal's employment hereunder, the Principal will be entitled to compensation which will be computed and paid pursuant to the following subparagraphs.

     3.1     Base  Salary
             ------------

     . Employer will pay to Principal a base annual salary ("Base Salary") at an annual rate of One Hundred and Fifty Thousand Dollars ($150,000.00 USD), payable in such installments (but in no event less than monthly), subject to withholdings and deductions as required or permitted by law, as is Employer's policy with respect to other Principals. Principal's Base Salary will be reviewed every six months by the Chairman of Employer during the term of Principal's employment and may be adjusted in the sole discretion of Employer based on such review, but will not be reduced by Employer unless a material adverse change in the financial condition or operations of Employer has occurred or unless Principal's responsibilities are altered to reflect less responsibility.

     3.2     Incentive  Bonus
             ----------------

     . Principal will participate in Employer's annual incentive bonus plan in accordance with which Principal may earn an annual incentive bonus. The terms of the annual incentive bonus plan, including the criteria upon which Principal can earn the maximum bonus, will be determined annually by Employer's Board of Directors or its Chairman if so delegated to the Chairman or to its Compensation Committee if so delegated to Compensation Committee. The Principal may earn an annual incentive of up to Fifty Percent (50%) of Base Salary. Principal may also participate in other bonus or incentive plans adopted by Employer that are applicable to Principal's position, as they may be changed from time to time, but nothing herein shall require the adoption or maintenance of any such plan.

     3.3     Incentive  Stock  Options
             -------------------------

     . Upon execution of this Agreement, Employer will grant to Principal to participate in any Stock Option Plan or Eligible Stock Option Pool to be administered by the Board of Directors or the Compensation Committee of the Company.

     3.4     Percent  of  Sales  Benefit
             ---------------------------

Employer will pay Principal three and one-half percent (3.5%) of the gross sales (the "Sales Benefit") of the Employer, its affiliates and subsidiaries for so long as Principal remains in the position of Chairman of the Board of Directors (the "Board") and Chief Software Architect of the Employer or any of its affiliates or subsidiaries, or holds the position of a Director or a senior executive of the Employer. The Sales Benefit will be paid to the Principal in the form of a cash bonus on a yearly basis as soon as the amount of the Sales Benefit can be determined. The Sales Benefit will be paid in addition to all stock options or other benefits that the Principal may be entitled to receive.

                               IV. OTHER BENEFITS

     4.1     Certain  Benefits
             -----------------

     . Principal will be eligible to participate in all Principal benefit programs established by Employer that are applicable to management personnel such as medical, dental, travel insurance, pension, disability and life insurance plans (the "Benefits") on a basis commensurate with Principal's position and in accordance with Employer's policies from time to time. Employer agrees to provide Principal with all such Benefits whether Principal resides or is traveling in the United States of America, Canada, or elsewhere.

     4.2     Vacations,  Holidays  and  Expenses
             -----------------------------------

.. For the duration of Principal's employment hereunder, Principal will be provided such holidays, sick leave and vacation as Employer makes available to its management level Principals generally. Employer will reimburse Principal in accordance with company policies and procedures for reasonable expenses necessarily incurred in the performance of duties hereunder against appropriate receipts and vouchers indicating the specific business purpose for each such expenditure. Without limiting the generality of the foregoing, Principal will be entitled to four weeks paid vacation in each year, the time of which will be mutually agreed by Employer and Principal, during which no services are required to be rendered hereunder. Provided, however that in the event that Employer policy only allows its senior executives a maximum of 10 business days for annual paid vacation, then Principal is entitled to those 10 business days of paid vacation and in addition, Employer will pay the Principal for 20 business days of additional vacation at a compensation of US$300.00 per day in lieu of vacation time during which no services are required to be rendered hereunder. If Principal takes the four weeks of vacation, then the Employer agrees to pay Principal for the cost of reasonable airline travel and accommodations not exceeding in the aggregate US$6,000.00.

     4.3     Personal  Expense  Allowance
             ----------------------------

In addition to the reimbursement to by Employer to Principal of expenses as described in Section 4.2 above, Employer agrees to pay to Principal a personal expense allowance of not greater than $2,000 USD per month provided that Principal gives Employer a written accounting of the expenses incurred. In addition, Employer agrees to pay for any club fees and dues in respect of health and sport clubs, entertainment centers, and the like that Principal is a member or otherwise utilizes.

     4.4     Moving  and  Residential  Allowance
             -----------------------------------

If the Principal is required to relocate his residence for the purpose of carrying out his duties under this Agreement or his duties as an officer or director of the Employer, its affiliates or subsidiaries, the Employer agrees to compensate the Principal for all expenses related to relocating and establishing his residence, the rental of a residence (house or apartment as is appropriate) and a vehicle for an aggregate amount not to exceed US$9,500 per month. In addition, Employer agrees to provide Principal with a furnishing allowance if the Principal needs to furnish any residence for his day to day living including any costs related to storage, cleaning, maintenance, and child day care.

4.5     Automobile  Expenses
        --------------------

Without limiting the generality of the foregoing, Employer agrees to pay Principal mileage at the rate of $0.50 per kilometre for his use of Principal's vehicle for Employer's business or $375 per month whichever is greater. All reasonable travel and related expenses incurred by Principal while attending to the business of the Employer will be fully reimbursed by the Employer in a like manner as described above. Employer agrees to provide Principal with a leased vehicle having lease payments not exceeding US$850 per month, including vehicle insurance and all maintenance and repair costs of the vehicle. If the Principal is terminated by Employer for any reason pursuant to this Agreement, all lease payments in respect of the vehicle, including all ongoing insurance and maintenance costs, shall be paid for by the Employer.

     4.6     Office  and  Staff
             ------------------

The Employer, at its own cost, shall provide Principal with appropriate offices and staff assistance, which offices and staff will be primarily located at the Employer's operations in Greater Vancouver Metropolitan Area, British Columbia, which shall be the place of business during the Term. Employer will purchase and provide for the Principal's use all equipment, supplies, facilities and other amenities necessary for the Principal to properly perform his duties and assignments.

     4.7     Key  Man  Insurance
             -------------------

The Employer reserves the right to retain life insurance on the life of Principal in an amount of up to $3,500,000. Principal will cooperate with Employer in securing such insurance. The costs of such insurance will be borne entirely by the Employer and the benefits of such insurance will be entirely the property of the Employer.

                     V. TERMINATION OR DISCHARGE BY EMPLOYER

5.1          For  Cause
             ----------

     . Employer will have the right to immediately terminate Principal's services and this Agreement for Cause. "Cause" means: any breach of this Agreement by Principal, including, without limitation, breach of Principal's covenants in Sections 7, 8, 9 and 10; any failure to perform assigned job responsibilities that continues unremedied for a period of thirty (30) days after written notice to Principal by Employer; conviction of a felony or failure to contest prosecution for a felony; the Employer's reasonable belief that Principal engaged in a violation of any statute, rule or regulation, any of which in the judgment of Employer is harmful to the Business or to Employer's reputation; the Employer's reasonable belief that Principal engaged in unethical practices, dishonesty or disloyalty; or any reason that would constitute Cause under the laws the State of Washington.

     5.2     Without  Cause
             --------------

     . Employer may terminate Principal's employment under this Agreement without cause and without advance notice; provided, however, that Employer will
                                           --------  -------
continue to pay, as severance pay, Principal's Base Salary in cash at the rate in effect on the termination date through the date that is thirty-six (36) months from the termination date payable in the manner stated in Section 6.2.

                          VI. TERMINATION BY PRINCIPAL

     . Principal may terminate Principal's employment under this Agreement for any reason provided that Principal gives Employer at least thirty (30) days' notice in writing. Employer may, at its option, accelerate such termination date to any date at least two weeks after Principal's notice of termination. Employer may also, at its option, relieve Principal of all duties and authority after notice of termination has been provided.

     6.1     Termination  By  Principal  for  Good  Reason
             ---------------------------------------------

     . Principal's employment pursuant to this Agreement shall terminate prior to the expiration of the Term or following a Change in Control in the event Principal shall determine that there is "Good Reason" to terminate his employment, which shall mean the following:

     (a) Employer's material breach of the terms of this Agreement or any other written agreement between Principal and Employer;

     (b) the assignment to Principal of any duties that are substantially inconsistent with or materially diminish Principal's position prior to execution of this Agreement or prior to a Change in Control;

     (c) a material reduction of Principal's salary, or material adverse modifications to the stock option awarded to Principal under Section 3.3, above, or to the Stock Plan (or any similar stock option plan), or a material reduction in the Principal's total compensation hereunder; or

     (d) a requirement that the Principal be based at any office or location more than 50 miles from Principal's primary work location prior to the Effective Date of this Agreement or prior to a Change in Control.

Employer shall have thirty (30) days to cure any such alleged breach, assignment, reduction or requirement under Subsections (i), (ii), (iii) and
(iv), above, after Principal provides Employer written notice of the actions or omissions constituting such breach, assignment, reduction or requirement.

If Principal resigns his employment for Good Reason, or Employer terminates Principal's employment under this Agreement without cause, or Principal voluntary terminates his employment under this Agreement for any reason (other than for Good Reason), then Principal shall be paid (i) his salary through the date of termination, (ii) for any unused vacation time, and (iii) for any unreimbursed business expenses that are subject to reimbursement under Employer's then current policy on business expenses.

In addition, Principal shall receive in cash as severance pay an amount equal to Principal's annual salary on the termination date, computed on a monthly basis, multiplied by thirty-six (36) months. Principal shall only be entitled to such severance pay if both Employer and Principal sign (and then Principal does not rescind, as may be permitted by law) a mutual general release of claims in a form mutually acceptable to both parties (provided, however, that such release of claims shall only require each party to release the other party from claims relating directly to Principal's employment and the termination thereof, and shall not require Principal to release claims relating to vested Principal benefits or relating to other matters, including, but not limited to, claims relating to his status as a shareholder of CanOnline Global Media, Inc. (USA) or any of its affiliates or subsidiaries. Any severance payments made under this
Section 10 shall be paid to Employee in one lump sum payment within thirty (30) days after termination or resignation.

     In  addition,  Employer  shall:

a. make a cash payment to the Principal of an amount equal to the total amount of the Sales Benefit for the then current year multiplied by three (3) years in one lump sum payment within thirty (30) days after determination of the amount of the Sales Benefit;

b. cause all stock options of the Principal, whether unvested or unexercised to be automatically and immediately vested by the Employer for the benefit of Principal, and all unexercised options will be exercised for the benefit of Principal at the sole cost of the Employer at the price set for those options; and

c. cause all of Principal's rights to any other unvested benefits and any other compensation or payments to be automatically and immediately vested by the Employer for the benefit of Principal.

     6.2     Definition  of  Change  in  Control
             -----------------------------------

     . For purposes of this Agreement, Change in Control shall mean the occurrence of any of the following events:

     Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company, unless the Board of Directors specifically designates such acquisition to be a change of control; or

A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     6.3     Board  Observation  on  Termination
             -----------------------------------

Employer agrees that if Principal is terminated as a member of the Board of Directors of the Employer or is terminated from his position with the Employer pursuant to this Agreement, then Principal shall have the right to receive notice of, attend, observe and participate in all meetings of the Board. Provided, however, Principal will not be entitled to cast a vote on any issues before the Board but Principal is permitted to be present during any voting process.

                          VII. COVENANT NOT TO COMPETE

     .During  Principal's  employment  by Employer and for a period expiring two
(2) years after the termination of Principal's employment for any reason, Principal covenants and agrees that Principal will not:

     A. Directly, indirectly, or otherwise, own, manage, operate, control, serve as a consultant to, be employed by, participate in, or be connected, in any manner, with the ownership, management, operation or control of any business that competes with the Business or that competes with Employer or any of its affiliates or that is engaged in any type of business which, at any time during Principal's employment with Employer, Employer or any of its affiliates planned to develop.

     B. Hire, offer to hire, entice away or in any other manner persuade or attempt to persuade any officer, Principal or agent of Employer or any of its affiliates to alter or discontinue a relationship with Employer or to do any act that is inconsistent with the interests of Employer or any of its affiliates;

     C. Directly or indirectly solicit, divert, take away or attempt to solicit, divert or take away any customers of Employer or any of its affiliates; or

     D. Directly or indirectly solicit, divert, or in any other manner persuade or attempt to persuade any supplier of Employer or any of its affiliates to alter or discontinue its relationship with Employer or any of its affiliates.

For the purposes of this Section 7, businesses that are deemed to compete with Employer include, without limitation, businesses engaged in software development, digital media communications, and the development and operation of Internet websites and services. Because Employer does business in the United States of America and Canada, the geographic scope of the prohibitions in this
Section 7 shall be the United States of America and Canada. Notwithstanding Principal's obligations under this Section 7, Principal will be entitled to own, as a passive investor, up to five percent (5%) of any publicly traded company without violating this provision.

Employer and Principal agree that: this provision does not impose an undue hardship on Principal and is not injurious to the public; that this provision is necessary to protect the business of Employer and its affiliates; the nature of Principal's responsibilities with Employer under this Agreement require Principal to have access to confidential information which is valuable and confidential to all of the Business; the scope of this Section 7 is reasonable in terms of length of time and geographic scope; and adequate consideration supports this Section 7, including consideration herein.

                         VIII. CONFIDENTIAL INFORMATION

     .Principal recognizes that Employer's Business and continued success depend upon the use and protection of confidential and proprietary business information, including, without limitation, the information and technology developed by or available through licenses to Employer related to its decision support and expert systems, to which Principal has access (all such information being "Confidential Information"). For purposes of this Agreement, the phrase "Confidential Information" includes, for Employer and its current or future subsidiaries and affiliates, without limitation, and whether or not specifically designated as confidential or proprietary: all business plans and marketing strategies; information concerning existing and prospective markets and customers; financial information; information concerning the development of new products and services; information concerning any personnel of Employer (including, without limitation, skills and compensation information); and technical and non-technical data related to software programs, designs, specifications, compilations, inventions, improvements, methods, processes, procedures and techniques; provided, however, that the phrase does not include information that (a) was lawfully in Principal's possession prior to disclosure of such information by Employer; (b) was, or at any time becomes, available in the public domain other than through a violation of this Agreement; (c) is documented by Principal as having been developed by Principal outside the scope of Principal's employment and independently; or (d) is furnished to Principal by a third party not under an obligation of confidentiality to Employer. Principal agrees that during Principal's employment and after termination of employment irrespective of cause, Principal will use Confidential Information only for the benefit of Employer and will not directly or indirectly use or divulge, or permit others to use or divulge, any Confidential Information for any reason, except as authorized by Employer. Principal's obligation under this Agreement is in addition to any obligations Principal has under state or federal law. Principal agrees to deliver to Employer immediately upon termination of Principal's employment, or at any time Employer so requests, all tangible items containing any Confidential Information (including, without limitation, all memoranda, photographs, records, reports, manuals, drawings, blueprints, prototypes, notes taken by or provided to Principal, and any other documents or items of a confidential nature belonging to Employer), together with all copies of such material in Principal's possession or control. Principal agrees that in the course of Principal's employment with Employer, Principal will not violate in any way the rights that any entity has with regard to trade secrets or proprietary or confidential information. Principal's obligations under this
Section 8 are indefinite in term and shall survive the termination of this Agreement.

                         IX. WORK PRODUCT AND COPYRIGHTS

     . Principal agrees that all right, title and interest in and to the materials resulting from the performance of Principal's duties at Employer and all copies thereof, including works in progress, in whatever media, (the "Work"), will be and remain in Employer upon their creation. Principal will mark all Work with Employer's copyright or other proprietary notice as directed by Employer. Principal further agrees:

     To the extent that any portion of the Work constitutes a work protectable under the copyright laws of the United States (the "Copyright Law"), that all such Work will be considered a "work made for hire" as such term is used and defined in the Copyright Law, and that Employer will be considered the "author" of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; and

If any portion of the Work does not qualify as a "work made for hire" as such term is used and defined in the Copyright Law, that Principal hereby assigns and agrees to assign to Employer, without further consideration, all right, title and interest in and to such Work or in any such portion thereof and any copyright therein and further agrees to execute and deliver to Employer, upon request, appropriate assignments of such Work and copyright therein and such other documents and instruments as Employer may request to fully and completely assign such Work and copyright therein to Employer, its successors or nominees, and that Principal hereby appoints Employer as attorney-in-fact to execute and deliver any such documents on Principal's behalf in the event Principal should fail or refuse to do so within a reasonable period following Employer's request.

                            X. INVENTIONS AND PATENTS

     . For purposes of this Agreement, "Inventions" includes, without limitation, information, inventions, contributions, improvements, ideas, or discoveries, whether protectable or not, and whether or not conceived or made during work hours. Principal agrees that all Inventions conceived or made by Principal during the period of employment with Employer belong to Employer, provided they grow out of Principal's work with Employer or are related in some manner to the Business, including, without limitation, research and product development, and projected business of Employer or its affiliated companies. Accordingly, Principal will:

     (a) Make adequate written records of such Inventions, which records will be Employer's property;

     (b) Assign to Employer, at its request, any rights Principal may have to such Inventions for the U.S. and all foreign countries;

     (c) Waive and agree not to assert any moral rights Principal may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by Employer; and

     (d) Assist Employer (at Employer's expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.

     Principal understands and agrees that Employer or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of Employer, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. Employer will pay to Principal, either during or after the term of this Agreement, the following amounts if Principal is sole inventor, or Principal's proportionate share if Principal is joint inventor:
$750 upon filing of the initial application for patent on such Invention; and $1,500 upon issuance of a patent resulting from such initial patent application, provided Principal is named as an inventor in the patent.

Principal further agrees that Principal will promptly disclose in writing to Employer during the term of Principal's employment and for one (1) year thereafter, all Inventions whether developed during the time of such employment or thereafter (whether or not Employer has rights in such Inventions) so that Principal's rights and Employer's rights in such Inventions can be determined. Except as set forth on the initialed Exhibit C (List of Inventions) to this Agreement, if any, Principal represents and warrants that Principal has no Inventions, software, writings or other works of authorship useful to Employer in the normal course of the Business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement

NOTICE:  IN  ACCORDANCE  WITH  WASHINGTON LAW, THIS SECTION 10 DOES NOT APPLY TO
------
INVENTIONS FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF EMPLOYER WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON PRINCIPAL'S OWN TIME, UNLESS: (A) THE INVENTION RELATES (I) DIRECTLY TO THE BUSINESS OF EMPLOYER OR (II) TO EMPLOYER'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (B) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY PRINCIPAL FOR EMPLOYER.

     Reassignment  of  Inventions,  Patents  and  Works  to  Principal
     -----------------------------------------------------------------

If the Principal assigns or transfers any Inventions, Patents, Works or other intellectual property rights (collectively, "Intellectual Property") to Employer, or any of its affiliates or subsidiaries, before or during the term of this Agreement, and the Employer becomes insolvent or can no longer continue to successfully commercialize the Intellectual Property, then Principal shall have the right to absolutely reacquire such Intellectual Property from Employer, or its affiliates or subsidiaries, as the case may be, upon request and the payment of the sum of $10.00 to the party to whom the Intellectual Property has been assigned or transferred. Employer or its affiliates or subsidiaries, as the case may be, shall then absolutely transfer and assign all right, tile and interest in and to the Intellectual Property to the Principal free and clear of all claims and encumbrances whatsoever. Provided, however that if Employer, or any of its affiliates or subsidiaries (as the case may be) transfers, or enters into a binding agreement to transfer, the Intellectual Property, or any part of it, to a bona fide third party for value then Principal agrees to grant a full release of its rights hereunder to reacquire that part of the Intellectual Property that was or is agreed to transferred to such bona fide third party.

                                  XI. REMEDIES

     . Notwithstanding other provisions of this Agreement regarding dispute resolution, Principal agrees that Principal's violation of any of Sections 7, 8, 9 or 10 of this Agreement would cause Employer irreparable harm which would not be adequately compensated by monetary damages and that an injunction may be granted by any court or courts having jurisdiction, restraining Principal from violation of the terms of this Agreement, upon any breach or threatened breach of Principal of the obligations set forth in any of Sections 7, 8, 9 or 10. The preceding sentence shall not be construed to limit Employer from any other relief or damages to which it may be entitled as a result of Principal's breach of any provision of this Agreement, including Sections 7, 8, 9 or 10. Principal also agrees that a violation of any of Sections 7, 8, 9 or 10 would entitle Employer, in addition to all other remedies available at law or equity, to recover from Principal any and all funds, including, without limitation, wages, salary and profits, which will be held by Principal in constructive trust for Employer, received by Principal in connection with such violation.

                             XII. DISPUTE RESOLUTION

     . Except for the right of Employer and Principal to seek injunctive relief in court, any controversy, claim or dispute of any type arising out of or relating to Principal's employment or the provisions of this Agreement shall be resolved in accordance with this Section 12 regarding resolution of disputes, which will be the sole and exclusive procedure for the resolution of any disputes. This Agreement shall be enforced in accordance with the Federal Arbitration Act, the enforcement provisions of which are incorporated by this reference. Matters subject to these provisions include, without limitation, claims or disputes based on statute, contract, common law and tort and will include, for example, matters pertaining to termination, discrimination, harassment, compensation and benefits. Matters to be resolved under these procedures also include claims and disputes arising out of statutes such as the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Washington Minimum Wage Act, and the Washington Law Against Discrimination. Nothing in this provision is intended to restrict Principal from submitting any matter to an administrative agency with jurisdiction over such matter.

     12.1     Mediation
              ---------

     . Employer and Principal will make a good faith attempt to resolve any and all claims and disputes by submitting them to mediation in Seattle, Washington before resorting to arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current JAMS procedures for the resolution of employment disputes by mediation, by a mediator who has had both training and experience as a mediator of general employment and commercial matters. If the parties to this Agreement cannot agree on a mediator, then the mediator will be selected by JAMS in accordance with JAMS' strike list method. Within thirty (30) days after the selection of the mediator, Employer and Principal and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either Employer or Principal may give the mediator and the other party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding. The mediator's fees will be paid in equal portions by Employer and Principal, unless Employer agrees to pay all such fees.

     12.2     Arbitration
              -----------

     . If any claim or dispute has not been resolved in accordance with Section 12.1, then the claim or dispute will be determined by arbitration in accordance with the then-current JAMS employment arbitration rules and procedures, except as modified herein. The arbitration will be conducted by a sole neutral arbitrator who has had both training and experience as an arbitrator of general employment and commercial matters and who is and for at least ten (10) years has been, a partner, a shareholder, or a member in a law firm. If Employer and Principal cannot agree on an arbitrator, then the arbitrator will be selected by JAMS in accordance with Rule 12 of the JAMS employment arbitration rules and procedures. No person who has served as a mediator under the mediation provision, however, may be selected as the arbitrator for the same claim or dispute. Reasonable discovery will be permitted and the arbitrator may decide any issue as to discovery. The arbitrator may decide any issue as to whether or as to the extent to which any dispute is subject to the dispute resolution provisions in Section 12 and the arbitrator may award any relief permitted by law. The arbitrator must base the arbitration award on the provisions of
Section 12 and applicable law and must render the award in writing, including an explanation of the reasons for the award. Judgment upon the award may be entered by any court having jurisdiction of the matter, and the decision of the arbitrator will be final and binding. The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under Section 12.2. The arbitrator's fees will be paid in equal portions by Employer and Principal, unless Employer agrees to pay all such fees.

                                   XIII. FEES

     . Unless otherwise agreed, the prevailing party will be entitled to its costs and attorneys' fees incurred in any litigation or dispute relating to the interpretation or enforcement of this Agreement.

                                 XIV. DISCLOSURE

     . Principal agrees fully and completely to reveal the terms of this Agreement to any future employer or potential employer of Principal and authorizes Employer, at its election, to make such disclosure.

                         XV. REPRESENTATION OF PRINCIPAL

     . Principal represents and warrants to Employer that Principal is free to enter into this Agreement and has no contract, commitment, arrangement or understanding to or with any party that restrains or is in conflict with Principal's performance of the covenants, services and duties provided for in this Agreement. Principal agrees to indemnify Employer and to hold it harmless against any and all liabilities or claims arising out of any unauthorized act or acts by Principal that, the foregoing representation and warranty to the contrary notwithstanding, are in violation, or constitute a breach, of any such contract, commitment, arrangement or understanding.

                          XVI. CONDITIONS OF EMPLOYMENT

     . Employer's obligations to Principal under this Agreement are conditioned upon Principal's timely compliance with requirements of the United States immigration laws if such compliance is required for the Principal's performance of its duties and obligations hereunder.

                               XVII. ASSIGNABILITY

     . During Principal's employment, this Agreement may not be assigned by either party without the written consent of the other; provided, however, that Employer may assign its rights and obligations under this Agreement without Principal's consent to a successor by sale, merger or liquidation, if such successor carries on the Business substantially in the form in which it is being conducted at the time of the sale, merger or liquidation. This Agreement is binding upon Principal, Principal's heirs, personal representatives and permitted assigns and on Employer, its successors and assigns.

                                 XVIII. NOTICES

     . Any notices required or permitted to be given hereunder are sufficient if in writing and delivered by hand, by facsimile or by registered or certified mail, to Principal at Suite 200, 1311 Howe Street, Vancouver, BC V6Z 2P3 or to the Chairman or President of Employer at Suite 200, 1311 Howe Street, Vancouver, BC V6Z 2P3, or at such other address as one party may notify the other from time to time.

                                XIX. SEVERABILITY

     . If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on the parties.

                                   XX. WAIVERS

     . No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial waiver of a breach of any provision of this Agreement operate or be construed as a waiver of any subsequent breach; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

                               XXI. GOVERNING LAW

     . Except as provided in Section 12 above, the validity, construction and performance of this Agreement shall be governed by the laws of the State of Washington without regard to the conflicts of law provisions of such laws. The parties hereto expressly recognize and agree that the implementation of this
Section 21 is essential in light of the fact that Employer has its corporate headquarters and its principal executive offices within the State of Washington and elsewhere, and there is a critical need for uniformity in the interpretation and enforcement of the employment agreements between Employer and its key Principals. The King County Superior Court, Seattle, Washington shall have exclusive jurisdiction of any lawsuit arising from or relating to Principal's employment with, or termination from, Employer, or arising from or relating to this Agreement. Principal consents to such venue and personal jurisdiction.

                             XXII. ENTIRE AGREEMENT

     . This instrument contains the entire agreement of the parties with respect to the relationship between Principal and Employer and supersedes all prior agreements and understandings, and there are no other representations or agreements other than as stated in this Agreement related to the terms and conditions of Principal's employment. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought, and any such modification will be signed by the Chairman of Employer.

IN WITNESS WHEREOF, THE PARTIES HAVE DULY SIGNED AND DELIVERED THIS AGREEMENT AS
                    OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


                                              CANONLINE GLOBAL MEDIA, INC. (USA)


                                              By:

                                              Name:

                                              Title:

                                              ANTHONY  J.  ALDA


                                              By:

                                              Name:

                   ADDENDUM TO PRINCIPAL EMPLOYMENT AGREEMENT


This  is  an  Addendum  to  that  certain  Principal  Employment  Agreement (the
"Agreement") having an Effective Date as of May 24, 2002 between CANONLINE GLOBAL MEDIA, INC. (USA), as "Employer", and ANTHONY J. ALDA, as "Principal", whereby the Employer and Principal hereby mutually agree to amend the Agreement to add the following indemnification provisions to the Agreement:


1.     Indemnification  of  Principal
       ------------------------------

The Employer agrees to indemnify and hold harmless the Principal from and against any claims, losses, damages, expenses or liabilities (collectively, "Losses"), including without limitation legal fees and accounting fees (subject to the limitations set forth below), incurred in connection with investigating, preparing, defending, paying, settling or compromising any action, claim; or proceeding (whether or not in connection with any pending or threatened litigation in which the Principal is a named party) to which the Principal may become subject and which is related to or arises out of the engagement or performance of the services of the Principal contemplated in this Agreement. The Employer will not, however, be responsible to the Principal with respect to any Losses to the extent that a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted from actions taken or omitted to be taken by the Principal due to the Principal's gross negligence or wilful misconduct.

The Employer will reimburse the Principal for Losses as such Losses are incurred or paid, notwithstanding the absence of judicial determination as to the propriety or enforceability of the Employer's obligation to reimburse the Principal for such Losses and the possibility that such payments might later be held by a court of competent jurisdiction to have been improper. To the extent that any such interim reimbursement is so held to have been improper, the Principal shall promptly return it to the Employer, together with interest, compounded annually, equal to the prime rate announced from time to time by Bank of America, San Francisco, California.

The Employer also agrees that Principal shall have no liability, whether at law or in equity, to the Employer or its affiliates, directors, officers, employees, agents, advisors, representatives, control persons or stockholders, directly or indirectly, related to or arising out of the engagement or performance of the services of the Principal contemplated in this Agreement, except Losses incurred by the Employer to the extent a court of competent jurisdiction shall have determined by a final judgment that such Losses resulted primarily from actions taken or omitted to be taken by the Principal due to the Principal's gross negligence or wilful misconduct. In no event, regardless of the legal theory advanced, shall the Principal be liable for any consequential, indirect, incidental or special damages of any nature.

2.     Addendum  Incorporated  into  Agreement  by  Reference
       ------------------------------------------------------

All of the terms, provisos and conditions of this Addendum are hereby incorporated into the Agreement by reference and shall form a part thereof for all purposes

IN WITNESS WHEREOF, THE PARTIES HAVE DULY SIGNED AND DELIVERED THIS ADDENDUM TO THE AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


                                              CANONLINE GLOBAL MEDIA, INC. (USA)


                                              By:

                                              Name:

                                              Title:

                                              ANTHONY  J.  ALDA


                                              By:

                                              Name:

                   AMENDMENT TO PRINCIPAL EMPLOYMENT AGREEMENT

This is an amendment (the "Amendment"), made effective as of January 7, 2004, to that certain Principal Employment Agreement (the "Agreement") having an Effective Date as of May 24, 2002 made between CANONLINE GLOBAL MEDIA, INC.
(USA), as "Employer", and ANTHONY J. ALDA, as "Principal". The Agreement includes that certain Addendum to the Agreement made between the Employer and Principal dated as of May 24, 2002 that was incorporated into the Agreement by reference. NS8 CORPORATION, a Delaware corporation and the parent of Canonline Global Media, Inc. (USA) is hereby made a party to this Amendment to the Agreement.

WHEREAS, as of December 2003 Canonline Global Media, Inc. (USA) became the wholly owned subsidiary of NS8 Corporation and the Directors and senior Officers of Canonline Global Media, Inc. (USA) became the Directors and senior Officers of NS8 Corporation;

AND WHEREAS, NS8 Corporation, Canonline Global Media, Inc. (USA) and certain of the Directors and senior Officers of Canonline Global Media, Inc. (USA) wish to amend their respective Principal Employment Agreements to confirm and evidence that NS8 Corporation has agreed to adopt the Principal Employment Agreements and be a party thereto and to make an additional amendment deleting Section 3.4 - "Percent of Sales Benefit" provision of the Principal Employment Agreements regarding the right of the Principal to receive a percentage of the gross sales of the Employer as defined therein;

NOW THEREFORE in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Delete  Section  3.4  -  Percent  of  Sales  Benefit
       ----------------------------------------------------

By this Amendment the Employer, Principal and NS8 Corporation hereby mutually agree to further amend the Agreement by deleting in its entirety Section 3.4 - "Percent of Sales Benefit" provision of the Agreement and for all purposes of the Agreement, as amended, and the matters contemplated therein Section 3.4 shall be deemed to have never been a provision of the Agreement.

2.     NS8  Corporation  Adoption  of  the  Agreement
       ----------------------------------------------
NS8 Corporation hereby absolutely agrees to adopt the Agreement, as amended, and be bound by the terms and conditions thereof and be a party thereto as if it was party from the Effective Date of the Agreement and for all purposes NS8 Corporation agrees to be deemed an "Employer" under the terms of the Agreement together with and in the same manner as Canonline Global Media, Inc. (USA).

3.     Amendment  Incorporated  into  Agreement  by  Reference
       -------------------------------------------------------

All of the terms, provisos and conditions of this Amendment are hereby incorporated into the Agreement by reference and shall form a part thereof for all purposes.

     IN WITNESS WHEREOF, THE PARTIES HAVE DULY SIGNED AND DELIVERED THIS AMENDMENT TO THE AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



                                              CANONLINE GLOBAL MEDIA, INC. (USA)


                                              By:

                                              Name:

                                              Title:

                                              ANTHONY  J.  ALDA


                                              By:

                                              Name:  Anthony  J.  Alda


                                              NS8  CORPORATION

                                              By:

                                              Name:

                                              Title:  __________________________